UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)
October 22, 2025
Walmart Inc.
(Exact name of registrant as specified in its charter)

DE	001-06991	71-0415188
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Customer Drive
Bentonville, AR 72716
(Address of Principal Executive Offices) (Zip code)

Registrant's telephone number, including area code: (479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	WMT	New York Stock Exchange
2.550% Notes due 2026	WMT26	New York Stock Exchange
1.050% Notes due 2026	WMT26A	New York Stock Exchange
1.500% Notes due 2028	WMT28C	New York Stock Exchange
4.875% Notes due 2029	WMT29B	New York Stock Exchange
5.750% Notes due 2030	WMT30B	New York Stock Exchange
1.800% Notes due 2031	WMT31A	New York Stock Exchange
5.625% Notes due 2034	WMT34	New York Stock Exchange
5.250% Notes due 2035	WMT35A	New York Stock Exchange
4.875% Notes due 2039	WMT39	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2025, Dwayne Milum, age 50, was appointed Senior Vice President and Controller of Walmart Inc. (“Walmart” or the “Company”), effective February 1, 2026. In this role, Mr. Milum will serve as the Company’s principal accounting officer. Since April 2022, Mr. Milum has served as the Company’s Senior Vice President and Chief Audit Executive. From October 2016 to April 2022, Mr. Milum served as Vice President and Controller for Walmart International and previously served in other roles since joining Walmart in 2004. David Chojnowski will continue to serve as the Company’s Senior Vice President and Controller until the close of business on January 31, 2026, at which time he will transition to the role of Senior Vice President, Treasurer and Tax.
Pursuant to the terms of Mr. Milum’s promotion, he will receive an annual base salary of $600,000, subject to annual adjustment. He will also continue to be eligible for an annual cash incentive under the Company’s Management Incentive Plan (the “MIP”), based on performance criteria established by the Compensation and Management Development Committee (the “CMDC”) of the Company’s Board of Directors. For the Company’s fiscal year ending January 31, 2027 (“fiscal 2027”), Mr. Milum’s target annual cash incentive payment under the MIP will be 50% of his base salary. He will also continue to be eligible to receive an annual equity award, generally consisting of a combination of performance-based restricted stock units and restricted stock. For fiscal 2027, Mr. Milum will receive performance-based restricted stock units with a target value of $1,125,000, which provide the right to receive shares of the Company’s common stock, par value $0.10 per share, vesting on January 31, 2030, if performance goals for fiscal 2027 established by the CMDC are achieved. For fiscal 2027, Mr. Milum will also receive restricted stock valued at $375,000, vesting over a three-year period.
Mr. Milum does not have an employment contract with the Company, and his employment will continue to be on an at-will basis. In connection with his promotion, Mr. Milum and the Company will enter into a Post-Termination Agreement and Covenant Not to Compete (the “Non-Compete Agreement”). The Non-Compete Agreement will prohibit Mr. Milum, for a period of one year following termination of employment with the Company for any reason, from participating in a business that competes with the Company. The Non-Compete Agreement will also provide that, if Mr. Milum’s employment is terminated by the Company for any reason other than for a violation of the Company’s policies, the Company will continue to pay his base salary for up to one year following termination of employment.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 22, 2025

WALMART INC.
By:	/s/ Gordon Y. Allison
Name:	Gordon Y. Allison
Title:	Senior Vice President, Office of the Corporate Secretary, and Chief Counsel for Finance and Governance